UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2025

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 East Belleview Avenue
Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 866 405-5012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Merger Agreement

On August 10, 2025, The Western Union Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, International Money Express, Inc., a Delaware corporation (“IMXI”), and Ivey Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into IMXI (the “Merger”), with IMXI continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of the Company. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

Merger Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of IMXI (the “IMXI Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to limited exceptions, such as treasury shares or shares as to which dissenters’ rights have been properly exercised in accordance with Delaware law) shall be converted automatically into the right to receive an amount in cash equal to $16.00 per share, without interest (the “Merger Consideration”).

Closing Conditions

Consummation of the Merger is subject to various customary closing conditions, including: (i) approval of the stockholders of IMXI (the “Stockholder Approval”), (ii) the absence of any judgment by any governmental authority of competent jurisdiction or any applicable law that enjoins, restrains or otherwise makes illegal, prevents or prohibits consummation of the Merger (“Restraints”), (iii) the expiration or termination of the applicable waiting period (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the receipt of applicable governmental consents, approvals or other clearances required to be obtained under the Merger Agreement, including with respect to IMXI’s and its subsidiaries’ money transmitter licenses, and (v) other customary closing conditions, including (a) each party’s representations and warranties being true and correct, subject to certain customary qualifications, (b) each party’s compliance with or performance of, in all material respects, its obligations under the Merger Agreement and (c) the absence of a material adverse effect with respect to IMXI.

No-Shop; Fiduciary Out

Pursuant to the Merger Agreement, IMXI has agreed not to, among other items and subject to certain exceptions set out in the Merger Agreement, initiate, solicit or knowingly encourage or facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, a Takeover Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to a Takeover Proposal. Prior to obtaining Stockholder Approval, however, subject to satisfaction of certain conditions and under the circumstances specified in the Merger Agreement, the Board of Directors of IMXI (“IMXI Board”) or the Strategic Alternatives Committee of the IMXI Board (the “SAC”) may: (i) in response to an Intervening Event, (a) fail to make or include in IMXI’s proxy statement in respect of the Stockholder Approval its recommendation that IMXI’s stockholders vote to adopt the Merger Agreement (the “IMXI Board Recommendation”), or (b) withhold, withdraw (or modify in a manner adverse to the Company) the IMXI Board Recommendation or (ii) if IMXI has received a binding offer for a Superior Proposal, make an Adverse Recommendation Change and cause IMXI to enter into a definitive agreement to consummate such Superior Proposal and terminate the Merger Agreement so long as, in either case, the IMXI Board or the SAC determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such actions, as applicable, would be likely to be inconsistent with the directors’ fiduciary duties under applicable law, subject to complying with notice and other specified conditions, including customary match rights of the Company, and, in the case of a termination of the Merger Agreement, payment to the Company of the termination fee described below.

Termination and Fees

The Merger Agreement contains certain termination rights for both IMXI and the Company, including the right of either party to terminate the Merger Agreement if: (i) the Merger is not completed by May 11, 2026 (such date, as may be extended, the “Outside Date”), provided that the Outside Date (a) will be automatically extended to August 10, 2026 if certain of the conditions to closing have not been satisfied or waived (to the extent due to a Restraint relating to any Antitrust Law, the Money Transmitter Requirement Approval or any other consents, approvals or clearances required under the Merger Agreement), but all of the other closing conditions have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at the closing, which conditions would reasonably be expected to be satisfied if the closing were to occur on the Outside Date), and (b) will be automatically further extended to November 10, 2026 if, as of August 10, 2026, there is any Restraint with respect to any Money Transmitter Requirement Approval or the condition as to the Money Transmitter Requirement Approval has not been satisfied or waived, in each case, solely with respect to certain specified states as set forth in the Merger Agreement; (ii) any Restraint is in effect and becomes final and non-appealable, so long as a breach by the terminating party of any of its representations and warranties or obligations under the Merger Agreement was not the proximate cause of, and did not result in, such Restraint; or (iii) the Stockholder Approval is not obtained prior to the conclusion of IMXI’s stockholders’ meeting relating thereto (including any adjournments or postponements thereof).

The Company can terminate the Merger Agreement if: (i) IMXI breaches any of its representations or warranties (or such representations or warranties shall have become untrue or inaccurate) or fails to perform under any covenants or agreements set forth in the Merger Agreement, which breach, untruth, inaccuracy or failure to perform (a) would give rise to a failure of certain conditions to close and (b) is incapable of being cured, or if capable, is not cured within forty-five calendar days following receipt by IMXI of notice from the Company of such breach, untruth, inaccuracy or failure to perform; or (ii) the IMXI Board or the SAC makes an Adverse Recommendation Change.

IMXI can terminate the Merger Agreement: (i) if either the Company or Merger Sub breaches any of its representations or warranties (or such representations or warranties shall have become untrue or inaccurate) or fails to perform under any covenants or agreements set forth in the Merger Agreement, which breach, untruth, inaccuracy or failure to perform (a) would give rise to a failure of certain conditions to close and (b) is incapable of being cured, or if capable, is not cured within forty-five calendar days following receipt by the Company of notice from IMXI of such breach, untruth, inaccuracy or failure to perform; or (ii) to enter into a Company Acquisition Agreement that provides for a Superior Proposal (prior to receipt of Stockholder Approval), provided that IMXI pays an applicable termination fee described below.

Upon termination of the Merger Agreement, (i) the Company, under specified circumstances, including termination of the Merger Agreement by IMXI or the Company due to a Restraint relating to any Antitrust Law, will be required to pay IMXI a termination fee equal to $27,300,000, and (ii) IMXI, under specified circumstances, including termination of the Merger Agreement by (a) IMXI to enter into a Company Acquisition Agreement that provides for a Superior Proposal (prior to receipt of Stockholder Approval) or (b) the Company as a result of an Adverse Recommendation Change, will be required to pay the Company a termination fee equal to $19,800,000.

Other Terms of the Merger Agreement

Pursuant to the Merger Agreement, at the Effective Time, each outstanding IMXI stock option, IMXI time-vesting restricted stock unit, IMXI performance-vesting restricted stock unit and IMXI restricted share will, subject to certain exceptions, be canceled, and the holder thereof shall then become entitled to be paid the Merger Consideration in consideration therefor (or, in the case of each IMXI stock option, the excess, if any, of the Merger Consideration over the exercise price per share of IMXI Common Stock subject to such IMXI stock option).

The Merger Agreement contains customary representations and warranties of IMXI, the Company and Merger Sub relating to their respective businesses and the proposed transaction, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of IMXI, including, subject to certain exceptions, covenants relating to conducting its business in the ordinary course consistent with past practice, preserving business relationships with money transfer agents, banks, customers, vendors and others doing business with it, maintaining current business organizations, assets and permits, and retaining the services of its officers and key employees intact.

In addition, subject to the terms of the Merger Agreement, IMXI, the Company and Merger Sub are required to use reasonable best efforts to consummate the Merger and obtain all required regulatory approvals, which will include clearance under domestic and foreign antitrust laws. However, neither the Company nor any of its subsidiaries or affiliates have any obligation to enter into a consent decree or order requiring the divestiture, licensing or holding separate of any assets or voting securities or the termination or modification of existing relationships or contractual rights, and neither IMXI nor any of its subsidiaries may take any such action prior to closing without the prior written consent of the Company.

If the Merger is consummated, the shares of IMXI Common Stock will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, IMXI or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors and securityholders are not third-party beneficiaries of the representations and warranties under Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, IMXI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or IMXI’s public disclosures.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 10, 2025, among The Western Union Company, International Money Express, Inc., and Ivey Merger Sub, Inc.*
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2025	THE WESTERN UNION COMPANY
	By:	/s/ Benjamin C. Adams
	Name:	Benjamin C. Adams
	Title:	Executive Vice President, Chief Legal Officer